Filed pursuant to Rule 424(b)(5)
Registration No. 333-139975

PROSPECTUS SUPPLEMENT NO. 1
(TO PROSPECTUS DATED JANUARY 23, 2007)

30,000,000 Shares
Common Stock

We are offering on a “best efforts” basis up to 30,000,000 shares of our common stock to certain institutional investors for gross proceeds of up to $22,500,000. The shares of common stock will be purchased at the negotiated price of $0.75 per share.

Our common stock is listed and traded on The Nasdaq Capital Market under the symbol “PPHM”. On June 28, 2007, the last reported sale price of our common stock on The Nasdaq Capital Market was $0.90 per share.

Our business and an investment in our securities involve significant risks. These risks are described under the headings “Risk Factors” on page S-3 of this prospectus supplement and beginning on page 3 of the accompanying prospectus.

Rodman & Renshaw, LLC has been retained to act as agent for us in connection with the arrangement of this transaction. We have agreed to pay the placement agent placement agent fees (of up to $1,540,000 assuming the maximum proposed offering is completed) upon the closing of the transaction. The Placement Agent is not required to sell any specific number or dollar amount of these shares but will use commercially reasonable efforts to arrange for the sale of all of the shares offered hereby. See “Plan of Distribution” in this prospectus supplement.

We estimate that aggregate net proceeds to the Company will be up to approximately $20.9 million after deducting placement agent fees and other expenses of the offering of approximately $60,000. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, placement agent fees and proceeds to us, if any, are not presently determinable and may be less than the maximum amounts set forth above

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus Any representation to the contrary is a criminal offense.

Rodman & Renshaw, LLC
As Placement Agent

The date of this prospectus supplement is June 29, 2007

Prospectus Supplement
ABOUT THIS PROSPECTUS SUPPLEMENT	S-1
RISK FACTORS	S-3
FORWARD-LOOKING INFORMATION	S-13
USE OF PROCEEDS	S-14
PLAN OF DISTRIBUTION	S-14
LEGAL MATTERS	S-15
EXPERTS	S-15
WHERE YOU CAN FIND MORE INFORMATION	S-15

Prospectus
ABOUT THIS PROSPECTUS	1
OUR BUSINESS	1
RISK FACTORS	4
FORWARD-LOOKING STATEMENTS	15
USE OF PROCEEDS	15
DESCRIPTION OF COMMON STOCK	15
PLAN OF DISTRIBUTION	16
LEGAL MATTERS	17
EXPERTS	17
WHERE TO LEARN MORE ABOUT US	17
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	18
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	19

This prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information contained in this prospectus supplement and in the accompanying prospectus is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any sale of securities.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the base prospectus are part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or Commission. Under the shelf registration statement and in accordance with the shelf registration process, we may sell shares of our common stock with aggregate proceeds from the sales of up to $30,000,000, from time to time after the effectiveness of the shelf registration statement of which this prospectus supplement is a part. The shelf registration statement has been declared effective by the Commission. This prospectus supplement describes the specific details regarding this offering, including the price, the amount of common stock being offered, the risks of investing in our common stock and the underwriting arrangements. The base prospectus provides general information about us, some of which, such as the section entitled “Plan of Distribution,” may not apply to this offering. If information in this prospectus supplement is inconsistent with the base prospectus or the information incorporated by reference, you should rely on this prospectus supplement. You should read both this prospectus supplement and the base prospectus together with the additional information about Peregrine Pharmaceuticals in this prospectus supplement in the section below entitled “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement. We have not authorized anyone to provide you with different information. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

As used in this prospectus supplement, the terms “we”, “us”, “our”, “Company” and “Peregrine” refer to Peregrine Pharmaceuticals, Inc., and its wholly-owned subsidiary, Avid Bioservices, Inc.

OUR BUSINESS

We are a biopharmaceutical company with a portfolio of clinical stage and preclinical product candidates using monoclonal antibodies for the treatment of cancer and viral diseases. We are advancing three separate clinical programs encompassing two platform technologies: Anti-Phosphatidylserine (“Anti-PS”) Immunotherapeutics and Tumor Necrosis Therapy (“TNT”).

Our lead Anti-PS product, bavituximab, is in separate clinical trials for the treatment of solid cancers and hepatitis C virus (“HCV”) infection. We have completed a total of three bavituximab clinical trials treating over 60 patients in these completed studies with chronic HCV infection or advanced solid cancers. We have completed Phase Ia and Phase Ib clinical trials in patients with chronic HCV infection. We are in the process of initiating a new clinical study to evaluate bavituximab in patients co-infected with both HCV and human immunodeficiency virus (“HIV”) based on data from the previous two studies In addition, we are running a bavituximab Phase I monotherapy trial in patients with advanced solid cancers and we recently completed a Phase Ib trial in which bavituximab was administered in combination with chemotherapy in patients with solid cancers. Data from this Phase Ib study is being used to plan phase II bavituximab solid cancer clinical studies expected to start later this year.

Under our TNT technology platform, our lead candidate is Cotara®. We have completed several clinical trials in patients with advanced solid cancers totaling over 85 patients. Early clinical trials in patients with brain cancer resulted in particularly promising results. We are currently running two Cotara brain cancer studies including a Phase II clinical trial in which up to 40 patients with glioblastoma multiforme will be treated in order to better evaluate efficacy of Cotara and a dose confirmation and dosimetry clinical trial in up to 12 patients with glioblastoma multiforme in order to further characterize the distribution characteristics of Cotara. These two studies are currently open for enrollment. In addition to our clinical programs, we are conducting internal research and collaborating with researchers at top academic institutions to extend our product pipeline to include new therapeutics, therapeutic adjuvants and diagnostic agents to expand the potential of our technology pipeline.

In addition to our research efforts, we also operate a wholly owned cGMP contract manufacturing subsidiary, Avid Bioservices, Inc. (“Avid”) Avid provides several critical functions for Peregrine including the manufacturing of all clinical supplies, commercial scale-up of products in clinical trials and assisting with the advancement of new clinical candidates. In addition to Peregrine-related activities, Avid provides contract manufacturing services for outside biotechnology and biopharmaceutical companies on a fee-for-service basis.

About the Offering

Common stock offered in this Prospectus Supplement	30,000,000 shares

Common stock outstanding before this offering	196,165,617 shares (1)

Use of proceeds	See “Use of Proceeds”

Nasdaq Capital Market symbol	PPHM

(1)  The number set forth above does not include approximately 21,535,000 shares of our common stock that, as of June 28, 2007, are reserved for issuance under shelf registration statements, stock option plans and warrant agreements, calculated as follows:

Number of Shares of Common Stock Reserved For Issuance
Shares reserved under shelf registration statements	5,030,634
Options issued, outstanding and reserved for future issuance	16,144,355
Warrants issued and outstanding	360,000
Total shares reserved	21,534,989

In addition, we could issue additional shares of our common stock for aggregate gross proceeds of up to $7,500,000 pursuant to the shelf registration statement to which the prospectus supplement and the accompanying prospectus relate.

RISK FACTORS

An investment in our securities involves risk.  Prior to making a decision about investing in our securities, you should consider carefully the following risk factors, the risk factors discussed in the section entitled “Risk Factors‘ contained in our Annual Report on Form 10-K for the year ended April 30, 2006, as filed with the Securities and Exchange Commission, or SEC, on July 14, 2006, which is incorporated herein by reference in its entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the following risks actually occurs, our business, financial conditions or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Our Management Will Have Broad Discretion In How We Use the Net Proceeds >From This Offering, And We May Use The Proceeds In Ways With Which You Disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Our management will have significant flexibility in applying the net proceeds of this offering and, accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds and will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used in ways with which you disagree. It is possible that our management may invest the net proceeds in ways that our stockholders may not desire, or may not yield a favorable, or any, return for our company. The failure of our management to use the net proceeds from this offering effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

The Sale Of Substantial Shares Of Our Common Stock May Depress Our Stock Price And Make It Difficult For You To Recover The Full Value Of Your Investment In Our Shares.

As of June 28, 2007, we had approximately 196,165,617 shares of our common stock outstanding excluding the 30,000,000 shares that are being offered and sold by this prospectus supplement. Substantially all of these shares are available for public sale, subject in some cases to volume and other limitations or delivery of a prospectus. The market price of our common stock may decline if our common stockholders sell a large number of shares of our common stock in the public market, or the market perceives that such sales may occur.

We could also issue up to approximately 21,534,989 additional shares of our common stock that are reserved for future issuance under our shelf registration statements, stock option plans and outstanding warrants, as further described in the following table:

Number of Shares of Common Stock Reserved For Issuance
Shares reserved for under two effective shelf registration statements	5,030,634
Common shares reserved for issuance upon exercise of outstanding options or reserved for future option grants under our stock option plans	16,144,355
Common shares issuable upon exercise of outstanding warrants	360,000
Total	21,534,989

The above table does not include shares of common stock that we could issue under the registration statement we filed during January 2007 on Form S-3, File Number 333-139975, due to the indeterminable number of shares that could potentially be issued under this shelf, which, presently, allows us to issue, from time to time, in one or more offerings, shares of common stock for proceeds up to $30,000,000, for which, this prospectus supplement relates.

Of the total warrants and options outstanding as of June 28, 2007, approximately 1,443,000 options would be considered dilutive to stockholders because we would receive an amount per share which is less than the market price of our common stock at June 28, 2007.

In addition, we will need to raise substantial additional capital in the future to fund our operations. If we raise additional funds by issuing equity securities, the market price of our securities may decline and our existing stockholders may experience significant dilution.

The Liquidity Of Our Common Stock Will Be Adversely Affected If Our Common Stock Is Delisted From The Nasdaq Capital Market.

Our common stock is presently traded on The Nasdaq Capital Market. To maintain inclusion on The Nasdaq Capital Market, we must continue to meet the following six listing requirements:

1.
Net tangible assets of at least $2,500,000 or market capitalization of at least $35,000,000 or net income of at least $500,000 in either our latest fiscal year or in two of our last three fiscal years;

2.	Public float of at least 500,000 shares;
3.	Market value of our public float of at least $1,000,000;
4.	A minimum closing bid price of $1.00 per share of common stock, without falling below this minimum bid price for a period of thirty consecutive trading days;
5.	At least two market makers; and
6.	At least 300 stockholders, each holding at least 100 shares of common stock.

We cannot guarantee that we will be able to maintain the minimum closing bid price requirement or maintain any of the other requirements in the future. The market price of our common stock has generally been highly volatile. During the fiscal year ended April 30, 2007, the trading price of our common stock on The Nasdaq Capital Market ranged from $0.86 per share to $1.99 per share. Most recently, the closing bid price of our common stock has been below $1.00 since June 12, 2007 or 13 consecutive trading days as of June 28, 2007. If the closing bid price of our common stock is below $1.00 per share for a period of thirty consecutive trading days, we will receive a deficiency notice from NASDAQ®, and we will automatically be afforded a "compliance period" of 180 calendar days within which to regain compliance. To demonstrate compliance with the minimum closing bid price requirement, we must maintain a closing bid price of at least $1.00 per share for 10 consecutive trading days. If we are still not in compliance with the minimum closing bid price requirement after the initial 180 calendar day period but we are in compliance with all initial listing requirements other than the bid requirement, we will be afforded an additional "compliance period" of 180 calendar days within which to regain compliance. If we fail to regain compliance with the minimum closing bid price requirement or fail to comply with any other The Nasdaq Capital Market listing requirements, the market value of our common stock could fall and holders of common stock would likely find it more difficult to dispose of the common stock.

If our common stock is delisted, we would apply to have our common stock quoted on the over-the-counter electronic bulletin board. Upon any such delisting, our common stock would become subject to the regulations of the Securities and Exchange Commission relating to the market for penny stocks. A penny stock, as defined by the Penny Stock Reform Act, is any equity security not traded on a national securities exchange that has a market price of less than $5.00 per share. The penny stock regulations generally require that a disclosure schedule explaining the penny stock market and the risks associated therewith be delivered to purchasers of penny stocks and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. The broker-dealer must make a suitability determination for each purchaser and receive the purchaser’s written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures, including the actual sale or purchase price and actual bid offer quotations, as well as the compensation to be received by the broker-dealer and certain associated persons. The regulations applicable to penny stocks may severely affect the market liquidity for our common stock and could limit your ability to sell your securities in the secondary market.

Our Highly Volatile Stock Price And Trading Volume May Adversely Affect The Liquidity Of Our Common Stock.

The market price of our common stock and the market prices of securities of companies in the biotechnology sector have generally been highly volatile and are likely to continue to be highly volatile.

The following table shows the high and low sales price and trading volume of our common stock for each quarter in the three fiscal years ended April 30, 2007:

	Common Stock Sales Price		Common Stock Daily Trading Volume (000’s omitted)
	High	Low	High	Low
Fiscal Year 2007
Quarter Ended April 30, 2007	$1.26	$0.86	6,214	408
Quarter Ended January 31, 2007	$1.39	$1.09	4,299	203
Quarter Ended October 31, 2006	$1.48	$1.12	3,761	277
Quarter Ended July 31, 2006	$1.99	$1.30	23,790	429
Fiscal Year 2006
Quarter Ended April 30, 2006	$1.76	$1.20	9,922	391
Quarter Ended January 31, 2006	$1.40	$0.88	12,152	251
Quarter Ended October 31, 2005	$1.28	$0.91	4,619	156
Quarter Ended July 31, 2005	$1.31	$0.92	7,715	178
Fiscal Year 2005
Quarter Ended April 30, 2005	$1.64	$1.11	5,945	223
Quarter Ended January 31, 2005	$1.45	$0.99	6,128	160
Quarter Ended October 31, 2004	$1.96	$0.95	2,141	148
Quarter Ended July 31, 2004	$1.92	$0.88	1,749	131

The market price of our common stock may be significantly impacted by many factors, including, but not limited to:

•	announcements of technological innovations or new commercial products by us or our competitors;
•	publicity regarding actual or potential clinical trial results relating to products under development by us or our competitors;
•	our financial results or that of our competitors;
•	the offering and sale of shares of our common stock under an equity transaction;
•	published reports by securities analysts;
•	announcements of licensing agreements, joint ventures, strategic alliances, and any other transaction that involves the sale or use of our technologies or competitive technologies;
•	developments and/or disputes concerning our patent or proprietary rights;
•	regulatory developments and product safety concerns;
•	general stock trends in the biotechnology and pharmaceutical industry sectors;
•	public concerns as to the safety and effectiveness of our products;
•	economic trends and other external factors, including but not limited to, interest rate fluctuations, economic recession, inflation, foreign market trends, national crisis, and disasters; and
•	healthcare reimbursement reform and cost-containment measures implemented by government agencies.

These and other external factors have caused and may continue to cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock, and may otherwise negatively affect the liquidity of our common stock.

Successful Development Of Our Products Is Uncertain. To Date, No Revenues Have Been Generated From The Commercial Sale Of Our Products And Our Products May Not Generate Revenues In The Future.

Our development of current and future product candidates is subject to the risks of failure inherent in the development of new pharmaceutical products and products based on new technologies. These risks include:

•	delays in product development, clinical testing or manufacturing;
•	unplanned expenditures in product development, clinical testing or manufacturing;
•	failure in clinical trials or failure to receive regulatory approvals;
•	emergence of superior or equivalent products;
•	inability to manufacture on our own, or through others, product candidates on a commercial scale;
•	inability to market products due to third party proprietary rights; and
•	failure to achieve market acceptance.

Because of these risks, our research and development efforts or those of our partners may not result in any commercially viable products. If significant portions of these development efforts are not successfully completed, required regulatory approvals are not obtained, or any approved products are not commercially successful, our business, financial condition and results of operations may be materially harmed.

Because we have not begun commercial sales of our products, our revenue and profit potential is unproven and our limited operating history makes it difficult for an investor to evaluate our business and prospects. Our technology may not result in any meaningful benefits to our current or potential partners. No revenues have been generated from the commercial sale of our products, and our products may not generate revenues in the future. Our business and prospects should be considered in light of the heightened risks and unexpected expenses and problems we may face as a company in an early stage of development in a new and rapidly evolving industry.

We Have Had Significant Losses And We Anticipate Future Losses.

We have incurred net losses in most fiscal years since we began operations in 1981. While we expect to continue to generate revenues from Avid’s contract manufacturing services, in order to achieve and sustain profitable operations, we must successfully develop and obtain regulatory approval for our products, either alone or with others, and must also manufacture, introduce, market and sell our products. The costs associated with clinical trials and product manufacturing is very expensive and the time frame necessary to achieve market success for our products is long and uncertain. We do not expect to generate product or royalty revenues for at least the next two years, and we may never generate product revenues sufficient to become profitable or to sustain profitability.

Our Product Development Efforts May Not Be Successful.

Since our inception, we have been engaged in the development of drugs and related therapies for the treatment of patients with cancer. Our product candidates have not received regulatory approval and are generally in research, pre-clinical and clinical stages of development. If the results from any of the clinical trials are poor, those results may adversely affect our ability to raise additional capital, which will affect our ability to continue full-scale research and development for our antibody technologies. In addition, our product candidates may take longer than anticipated to progress through clinical trials, or patient enrollment in the clinical trials may be delayed or prolonged significantly, thus delaying the clinical trials. Patient enrollment is a function of many factors, including the size of the patient population, the nature of the protocol, the proximity of patients to the clinical sites, and the eligibility criteria for the study. In addition, because our Cotara® product currently in clinical trials represents a departure from more commonly used methods for cancer treatment, potential patients and their doctors may be inclined to use conventional therapies, such as chemotherapy, rather than enroll patients in our clinical study.

Clinical Trials Required For Our Product Candidates Are Expensive And Time Consuming, And Their Outcome Is Uncertain.

In order to obtain FDA approval to market a new drug product, we or our potential partners must demonstrate proof of safety and efficacy in humans. To meet these requirements, we or our potential partners will have to conduct extensive pre-clinical testing and “adequate and well-controlled” clinical trials. Conducting clinical trials is a lengthy, time-consuming and expensive process. The length of time may vary substantially according to the type, complexity, novelty and intended use of the product candidate, and often can be several years or more per trial. Delays associated with products for which we are directly conducting pre-clinical or clinical trials may cause us to incur additional operating expenses. Moreover, we may continue to be affected by delays associated with the pre-clinical testing and clinical trials of certain product candidates conducted by our partners over which we have no control. The commencement and rate of completion of clinical trials may be delayed by many factors, including, for example:

•	slower than expected rates of patient recruitment due to narrow screening requirements;
•	the inability of patients to meet FDA imposed protocol requirements;
•	the inability to manufacture sufficient quantities of qualified materials under current good manufacturing practices, or cGMPs, for use in clinical trials;
•	the need or desire to modify our manufacturing processes;
•	the inability to adequately observe patients after treatment;
•	changes in regulatory requirements for clinical trials;
•	the lack of effectiveness during the clinical trials;
•	unforeseen safety issues;
•	delays, suspension, or termination of the clinical trials due to the institutional review board responsible for overseeing the study at a particular study site; and
•	government or regulatory delays or “clinical holds” requiring suspension or termination of the trials.

Even if we obtain positive results from pre-clinical or initial clinical trials, we may not achieve the same success in future trials. Clinical trials may not demonstrate statistically sufficient safety and effectiveness to obtain the requisite regulatory approvals for product candidates employing our technology.

Clinical trials that we conduct or that third-parties conduct on our behalf may not demonstrate sufficient safety and efficacy to obtain the requisite regulatory approvals for any of our product candidates. We expect to commence new clinical trials from time to time in the course of our business as our product development work continues. The failure of clinical trials to demonstrate safety and effectiveness for our desired indications could harm the development of that product candidate as well as other product candidates. Any change in, or termination of, our clinical trials could materially harm our business, financial condition and results of operations.

Success In Early Clinical Trials May Not Be Indicative Of Results Obtained In Later Trials.

A number of new drugs and biologics have shown promising results in initial clinical trials, but subsequently failed to establish sufficient safety and effectiveness data to obtain necessary regulatory approvals. Data obtained from pre-clinical and clinical activities are subject to varying interpretations, which may delay, limit or prevent regulatory approval.

Positive results from pre-clinical studies and our Phase I clinical trials should not be relied upon as evidence that later or larger-scale clinical trials will succeed. The Phase Ia and Ib clinical trials of bavituximab for the treatment of the Hepatitis C virus (“HCV”) infection have been conducted only in small numbers of patients that may not fully represent the diversity present in larger populations infected with HCV. The limited results we have obtained may not predict results from studies in larger numbers of patients drawn from more diverse populations and also may not predict the ability of bavituximab to achieve a sustained anti-viral response or the ability to provide a long-term therapeutic benefit. These initial trials in HCV have not been designed to assess the long-term therapeutic utility of bavituximab. We will be required to demonstrate through larger-scale clinical trials that bavituximab is safe and effective for use in a diverse population before we can seek regulatory approval for its commercial sale. There is typically an extremely high rate of attrition from the failure of drug candidates proceeding through clinical trials.

In addition, regulatory delays or rejections may be encountered as a result of many factors, including changes in regulatory policy during the period of product development.

If We Successfully Develop Products But Those Products Do Not Achieve And Maintain Market Acceptance, Our Business Will Not Be Profitable.

Even if bavituximab, Cotara®, or any future product candidate is approved for commercial sale by the FDA or other regulatory authorities, the degree of market acceptance of any approved product candidate by physicians, healthcare professionals and third-party payors and our profitability and growth will depend on a number of factors, including:

•	our ability to provide acceptable evidence of safety and efficacy;
•	relative convenience and ease of administration;
•	the prevalence and severity of any adverse side effects;
•	availability of alternative treatments;
•	pricing and cost effectiveness;
•	effectiveness of our or our collaborators’ sales and marketing strategy; and
•	our ability to obtain sufficient third-party insurance coverage or reimbursement.

In addition, if bavituximab, Cotara®, or any future product candidate that we discover and develop does not provide a treatment regimen that is more beneficial than the current standard of care or otherwise provide patient benefit, that product likely will not be accepted favorably by the market. If any products we may develop do not achieve market acceptance, then we may not generate sufficient revenue to achieve or maintain profitability.

In addition, even if our products achieve market acceptance, we may not be able to maintain that market acceptance over time if new products or technologies are introduced that are more favorably received than our products, are more cost effective or render our products obsolete.

If We Cannot License Or Sell Cotara®, It May Be Delayed Or Never Be Further Developed.

We have completed Phase I and Phase I/II studies with Cotara® for the treatment of recurrent glioblastoma multiforme (“GBM”), a deadly form of brain cancer. In addition, we are currently working directly with several clinical sites associated with New Approaches to Brain Tumor Therapy (“NABTT”) in addition to the Medical Center of South Carolina to complete the dose confirmation and dosimetry clinical trial in patients with recurrent glioblastoma multiforme (“GBM”). The next step in the development of Cotara® is to treat a group of approximately 40 patients with GBM in a Phase II safety and efficacy study in India, which we initiated during June 2007, using a single administration of the drug through an optimized delivery method.  Taken together, the current U.S. study along with data collected from the Phase II safety and efficacy study in India should provide the safety, dosimetry and efficacy data that will support the final design of the larger Phase III study. Once we complete the initial two parts of the Cotara® study for brain cancer, substantial financial resources will be needed to complete the final part of the trial and any additional supportive clinical studies necessary for potential product approval. We do not presently have the financial resources internally to complete the larger Phase III study. We therefore intend to continue to seek a licensing or funding partner for Cotara®, and hope that the data from the U.S. studies together with other data from the additional 40 patients to be treated in the Phase II study in India, will enhance our opportunities of finding such partner. If a partner is not found for this technology, we may not be able to advance the project past its current state of development. Because there are a limited number of companies which have the financial resources, the internal infrastructure, the technical capability and the marketing infrastructure to develop and market a radiopharmaceutical based anti-cancer drug, we may not find a suitable partnering candidate for Cotara®. We also cannot assure you that we will be able to find a suitable licensing partner for this technology Furthermore, we cannot assure you that if we do find a suitable licensing partner, the financial terms that they propose will be acceptable to the Company.

Our Dependency On One Radiolabeling Supplier May Negatively Impact Our Ability To Complete Clinical Trials And Market Our Products.

We have procured our antibody radioactive isotope combination services (“radiolabeling”) with Iso-tex Diagnostics, Inc. for all U.S. clinical trials using Cotara® and with the Board of Radiation & Isotope Technology (“BRIT”) for our Phase II Indian study. If either of these suppliers are unable to continue to qualify their respective facility or radiolabel and supply our antibody in a timely manner, our current clinical trials using radiolabeling technology could be adversely affected and significantly delayed. While there are other suppliers for radioactive isotope combination services in the U.S., our clinical trial would be delayed for up to twelve to eighteen months because it may take that amount of time to certify a new facility under current Good Manufacturing Practices and qualify the product, plus we would incur significant costs to transfer our technology to another vendor. In addition, the number of companies in India that could perform these radiolabeling services is very limited. Prior to commercial distribution of any of our products, if approved, we will be required to identify and contract with a company for commercial antibody manufacturing and radioactive isotope combination services. An antibody that has been combined with a radioactive isotope, such as Iodine 131, cannot be stored for long periods of time, as it must be used within one week of being radiolabeled to be effective. Accordingly, any change in our existing or future contractual relationships with, or an interruption in supply from, any such third-party service provider or antibody supplier could negatively impact our ability to complete ongoing clinical trials conducted by us or a potential licensing partner.

Our Manufacturing Facilities May Not Continue To Meet Regulatory Requirements And Have Limited Capacity.

Before approving a new drug or biologic product, the FDA requires that the facilities at which the product will be manufactured be in compliance with current Good Manufacturing Practices, or cGMP requirements. To be successful, our therapeutic products must be manufactured for development and, following approval, in commercial quantities, in compliance with regulatory requirements and at acceptable costs. Currently, we manufacture all pre-clinical and clinical material through Avid Bioservices, our wholly owned subsidiary. While we believe our current facilities are adequate for the manufacturing of product candidates for clinical trials, our facilities may not be adequate to produce sufficient quantities of any products for commercial sale.

If we are unable to establish and maintain a manufacturing facility or secure third-party manufacturing capacity within our planned time frame and cost parameters, the development and sales of our products, if approved, may be materially harmed.

We may also encounter problems with the following:

•	production yields;
•	quality control and quality assurance;
•	shortages of qualified personnel;
•	compliance with FDA regulations, including the demonstration of purity and potency;
•	changes in FDA requirements;
•	production costs; and/or
•	development of advanced manufacturing techniques and process controls.

In addition, we or any third-party manufacturer will be required to register the manufacturing facilities with the FDA and other regulatory authorities. The facilities will be subject to inspections confirming compliance with cGMP or other regulations. If any of our third-party manufacturers or we fail to maintain regulatory compliance, the FDA can impose regulatory sanctions including, among other things, refusal to approve a pending application for a new drug product or biologic product, or revocation of a pre-existing approval. As a result, our business, financial condition and results of operations may be materially harmed.

We May Have Significant Product Liability Exposure Because We Maintain Only Limited Product Liability Insurance.

We face an inherent business risk of exposure to product liability claims in the event that the administration of one of our drugs during a clinical trial adversely affects or causes the death of a patient. Although we maintain product liability insurance for clinical studies in the amount of $3,000,000 per occurrence or $3,000,000 in the aggregate on a claims-made basis, this coverage may not be adequate. Product liability insurance is expensive, difficult to obtain and may not be available in the future on acceptable terms, if at all. Our inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims in excess of our insurance coverage, if any, or a product recall, could negatively impact our financial position and results of operations.

In addition, the contract manufacturing services that we offer through Avid expose us to an inherent risk of liability as the antibodies or other substances manufactured by Avid, at the request and to the specifications of our customers, could possibly cause adverse effects or have product defects. We obtain agreements from our customers indemnifying and defending us from any potential liability arising from such risk. There can be no assurance that such indemnification agreements will adequately protect us against potential claims relating to such contract manufacturing services or protect us from being named in a possible lawsuit. Although Avid has procured insurance coverage, there is no guarantee that we will be able to maintain our existing coverage or obtain additional coverage on commercially reasonable terms, or at all, or that such insurance will provide adequate coverage against all potential claims to which we might be exposed. A partially successful or completely uninsured claim against Avid would have a material adverse effect on our consolidated operations.

If We Are Unable To Obtain, Protect And Enforce Our Patent Rights, We May Be Unable To Effectively Protect Or Exploit Our Proprietary Technology, Inventions And Improvements.

Our success depends in part on our ability to obtain, protect and enforce commercially valuable patents. We try to protect our proprietary positions by filing United States and foreign patent applications related to our proprietary technology, inventions and improvements that are important to developing our business. However, if we fail to obtain and maintain patent protection for our proprietary technology, inventions and improvements, our competitors could develop and commercialize products that would otherwise infringe upon our patents.

Our patent position is generally uncertain and involves complex legal and factual questions. Legal standards relating to the validity and scope of claims in the biotechnology and biopharmaceutical fields are still evolving. Accordingly, the degree of future protection for our patent rights is uncertain. The risks and uncertainties that we face with respect to our patents include the following:

•	the pending patent applications we have filed or to which we have exclusive rights may not result in issued patents or may take longer than we expect to result in issued patents;
•	the claims of any patents that issue may not provide meaningful protection;
•	we may be unable to develop additional proprietary technologies that are patentable;
•	the patents licensed or issued to us may not provide a competitive advantage;
•	other parties may challenge patents licensed or issued to us;
•
disputes may arise regarding the invention and corresponding ownership rights in inventions and know-how resulting from the joint creation or use of intellectual property by us, our licensors, corporate partners and other scientific collaborators; and

•	other parties may design around our patented technologies.

We May Become Involved In Lawsuits To Protect Or Enforce Our Patents That Would Be Expensive And Time Consuming.

In order to protect or enforce our patent rights, we may initiate patent litigation against third parties. In addition, we may become subject to interference or opposition proceedings conducted in patent and trademark offices to determine the priority and patentability of inventions. The defense of intellectual property rights, including patent rights through lawsuits, interference or opposition proceedings, and other legal and administrative proceedings, would be costly and divert our technical and management personnel from their normal responsibilities. An adverse determination of any litigation or defense proceedings could put our pending patent applications at risk of not being issued.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. For example, during the course of this kind of litigation, confidential information may be inadvertently disclosed in the form of documents or testimony in connection with discovery requests, depositions or trial testimony This disclosure could materially adversely affect our business and financial results.

We May Not Be Able To Compete With Our Competitors In The Biotechnology Industry Because Many Of Them Have Greater Resources Than We Do And They Are Further Along In Their Development Efforts.

The pharmaceutical and biotechnology industry is intensely competitive and subject to rapid and significant technological change. Many of the drugs that we are attempting to discover or develop will be competing with existing therapies. In addition, we are aware of several pharmaceutical and biotechnology companies actively engaged in research and development of antibody-based products that have commenced clinical trials with, or have successfully commercialized, antibody products. Some or all of these companies may have greater financial resources, larger technical staffs, and larger research budgets than we have, as well as greater experience in developing products and running clinical trials. We expect to continue to experience significant and increasing levels of competition in the future. In addition, there may be other companies which are currently developing competitive technologies and products or which may in the future develop technologies and products that are comparable or superior to our technologies and products.

We are conducting the Cotara® dose confirmation and dosimetry clinical trial for the treatment of recurrent brain cancer as a stand-alone study directly with several New Approaches to Brain Tumor Therapy (“NABTT”) sponsored university clinical sites together with additional centers in the U.S. such as the Medical Center of South Carolina and we recently initiated a Phase II study in India using Cotara® to treat up to 40 patients for the treatment of recurrent brain cancer. Existing treatments for brain cancer include the Gliadel® Wafer (polifeprosan 20 with carmustine implant) from MGI Pharma, Inc. and Temodar® (temozolomide) from Schering-Plough Corporation. Gliadel® is inserted in the tumor cavity following surgery and releases a chemotherapeutic agent over time. Temodar® is administered orally to patients with brain cancer.

Because Cotara® targets brain tumors from the inside out, it is a novel treatment dissimilar from other drugs in development for this disease. Some products in development may compete with Cotara® should they become approved for marketing. These products include, but are not limited to CDX-110, a peptide vaccine under development by Celldex. Celldex recently announced data from a Phase II clinical trial showing an increase in survival over the current standard of care. Enrollment in the Phase II trial is expected to be completed by the beginning of 2008. Merck KGaA is evaluating cilengitide in an open-label, U. S. Phase I/IIa clinical trial in newly diagnosed GBM patients. Although cilengitide missed its clinical endpoint of 25% Progression Free Survival (PFS) after six moths, a separate European trial of 52 patients met its primary endpoint. AstraZeneca recently announced interim Phase II results of cediranib following treatment of 31 patients with recurrent GBM. After six months of treatment with cediranib eight patients remained remained alive and progression free. In addition, oncology products marketed for other indications such as Gleevec® (Novartis), Tarceva® (Genentech/OSI), Avastin® (Genentech) and Nexavar® (Bayer), are being tested in clinical trials for the treatment of brain cancer.

Bavituximab for the treatment of advanced solid cancers is currently in a Phase Ia clinical trial in the U.S. and we recently completed a Phase Ib clinical trial in India for the treatment of patients with advanced solid tumors in combination with chemotherapy. There are a number of possible competitors with approved or developmental targeted agents used in combination with standard chemotherapy for the treatment of cancer, including but not limited to, Avastin® by Genentech, Inc., Gleevec® by Novartis, Tarceva® by OSI Pharmaceuticals, Inc. and Genentech, Inc., Erbitux® by ImClone Systems Incorporated and Bristol-Myers Squibb Company, Rituxan® and Herceptin® by Biogen Idec Inc. and Genentech, Inc., and Vectibix™ by Amgen. There are a significant number of companies developing cancer therapeutics using a variety of targeted and non-targeted approaches. A direct comparison of these potential competitors will not be possible until bavituximab advances to later-stage clinical trials.

In addition, we have completed Phase Ia single-dose and Phase Ib multiple dose clinical trials evaluating bavituximab for the treatment of HCV. Bavituximab is a first-in-class approach for the treatment of HCV. We are aware of no other products in development targeting phosphatidylserine as a potential therapy for HCV. There are a number of companies that have products approved and on the market for the treatment of HCV, including but not limited to: Peg-Intron® (pegylated interferon-alpha-2b), Rebetol® (ribavirin), and Intron-A (interferon-alpha-2a), which are marketed by Schering-Plough Corporation, and Pegasys® (pegylated interferon-alpha-2a), Copegus® (ribavirin USP) and Roferon-A® (interferon-alpha-2a), which are marketed by Roche Pharmaceuticals, and Infergen® (interferon alfacon-1) now marketed by Valeant Pharmaceuticals International. First line treatment for HCV has changed little since alpha interferon was first introduced in 1991. The current standard of care for HCV includes a combination of an alpha interferon (pegylated or non-pegylated) with ribavirin. This combination therapy is generally associated with considerable toxicity including flu-like symptoms, hematologic changes and central nervous system side effects including depression. It is not uncommon for patients to discontinue alpha interferon therapy because they are unable to tolerate the side effects of the treatment.

Future treatments for HCV are likely to include a combination of these existing products used as adjuncts with products now in development. Later-stage developmental treatments include improvements to existing therapies, such as Albuferon™ (albumin interferon) from Human Genome Sciences, Inc and Viramidine™ (taribavirin), a prodrug analog of ribavirin being developed by Valeant Pharmaceuticals International. Other developmental approaches include, but are not limited to, protease inhibitors such as telaprevir from Vertex Pharmaceuticals Incorporated, and SCH7 from Schering-Plough Corporation, and valopicitabine, a polymerase inhibitor by Idenix Pharmaceuticals, Inc

New And Potential New Accounting Pronouncements May Impact Our Future Financial Position And Results Of Operations

There may be potential new accounting pronouncements or regulatory rulings, which may have an impact on our future financial position and results of operations. For example, in December 2004, the FASB issued an amendment to SFAS No. 123, Accounting For Stock-Based Compensation (“SFAS No. 123R”), which we adopted May 1, 2006. SFAS No. 123R eliminates the ability to account for share-based compensation transactions using Accounting Principles Board Opinion No. 25 (“APB No. 25”), and instead requires companies to recognize compensation expense using a fair-value based method for costs related to share-based payments including stock options. Our adoption of SFAS No. 123R is expected to materially impact our financial position and results of operations for future periods. Also, a change in accounting pronouncements or taxation rules or practices can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective. Other new accounting pronouncements or taxation rules and varying interpretations of accounting pronouncements or taxation practice have occurred and may occur in the future. Changes to existing rules, future changes, if any, or the questioning of current practices may adversely affect our reported financial results or the way we conduct our business, which may also adversely affect our stock price.

If We Lose Qualified Management And Scientific Personnel Or Are Unable To Attract And Retain Such Personnel, We May Be Unable To Successfully Develop Our Products Or We May Be Significantly Delayed In Developing Our Products.

Our success is dependent, in part, upon a limited number of key executive officers, each of whom is an at-will employee, and also upon our scientific researchers. For example, because of his extensive understanding of our technologies and product development programs, the loss of Mr. Steven W. King, our President and Chief Executive Officer, would adversely affect our development efforts and clinical trial programs during the six to twelve month period that we estimate it would take to find and train a qualified replacement.

We also believe that our future success will depend largely upon our ability to attract and retain highly-skilled research and development and technical personnel. We face intense competition in our recruiting activities, including competition from larger companies with greater resources. We do not know if we will be successful in attracting or retaining skilled personnel. The loss of certain key employees or our inability to attract and retain other qualified employees could negatively affect our operations and financial performance.

Our Governance Documents And State Law Provide Certain Anti-Takeover Measures Which Will Discourage A Third Party From Seeking To Acquire Us Unless Approved By the Board of Directors.

We adopted a shareholder rights plan, commonly referred to as a “poison pill,” on March 16, 2006. The purpose of the shareholder rights plan is to protect stockholders against unsolicited attempts to acquire control of us that do not offer a fair price to our stockholders as determined by our Board of Directors. Under the plan, the acquisition of 15% or more of our outstanding common stock by any person or group, unless approved by our board of directors, will trigger the right of our stockholders (other than the acquiror of 15% or more of our common stock) to acquire additional shares of our common stock, and, in certain cases, the stock of the potential acquiror, at a 50% discount to market price, thus significantly increasing the acquisition cost to a potential acquiror. In addition, our certificate of incorporation and by-laws contain certain additional anti-takeover protective devices. For example,

•	no stockholder action may be taken without a meeting, without prior notice and without a vote; solicitations by consent are thus prohibited;
•	special meetings of stockholders may be called only by our Board of Directors; and
•
our Board of Directors has the authority, without further action by the stockholders, to fix the rights and preferences, and issue shares, of preferred stock. An issuance of preferred stock with dividend and liquidation rights senior to the common stock and convertible into a large number of shares of common stock could prevent a potential acquiror from gaining effective economic or voting control.

Further, we are subject to Section 203 of the Delaware General Corporation Law which, subject to certain exceptions, restricts certain transactions and business combinations between a corporation and a stockholder owning 15% or more of the corporation’s outstanding voting stock for a period of three years from the date the stockholder becomes a 15% stockholder.

Although we believe these provisions and our rights plan collectively provide for an opportunity to receive higher bids by requiring potential acquirers to negotiate with our Board of Directors, they would apply even if the offer may be considered beneficial by some stockholders. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our Board of Directors, which is responsible for appointing the members of our management.

FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference contain some forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, regarding, among other things, our business, our financial position and the research and development of biopharmaceutical products. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions. Such statements are based largely upon our expectations and projections about future events, and so are subject to certain risks and uncertainties, particularly those inherent in the process of developing and commercializing biopharmaceutical products, that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Among the factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements are risks and uncertainties incorporated by reference under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference.

Although our forward-looking statements reflect good faith beliefs of our management, these statements are based only on facts and circumstances currently known to us. As a result, we cannot guarantee future results, events, levels of activity, performance or achievement as expressed in or implied by our forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $20.9 million, assuming we sell the maximum number of shares of common stock offered hereby. “Net proceeds” is what we expect to receive after paying the placement agent fees and other expenses of the offering. Because there is no minimum offering amount required as a condition to closing this offering, the actual public offering amount, placement fees and proceeds to us, if any, are not presently determinable and may be substantially less than the maximum amount set forth above.

We currently intend to use the net proceeds from the sale of the sale of common stock offered hereby for general corporate purposes, which may include research and development expenses, clinical trial expenses, manufacturing expenses and increasing our working capital. Pending the application of the net proceeds, we expect to invest the proceeds in investment grade, interest bearing securities.

PLAN OF DISTRIBUTION

We are offering the shares of common stock through a placement agent. Subject to the terms and conditions contained in the placement agent agreement, dated June 27, 2007, Rodman & Renshaw, LLC has agreed to act as placement agent for the sale of up to 30,000,000 shares of our common stock. The placement agent is not purchasing or selling any shares by this prospectus supplement and the accompanying prospectus, nor is it required to arrange the purchase or sale of sell any specific number or dollar amount of the shares, but has agreed to use reasonable efforts to arrange for the sale of all of the shares offered hereby.

The placement agent proposes to arrange for the sale to one or more purchasers of the shares of common stock offered pursuant to this prospectus supplement and the accompanying prospectus through direct purchase agreements between the purchasers and us. In exchange for these placement agent services, we will pay the placement agent a commission of 6% of the gross proceeds from the sale of the shares offered under this prospectus supplement and accompanying prospectus for purchasers introduced to the Company directly by Rodman and a commission of 7% of the gross proceeds from the sale of the shares offered under this prospectus supplement and accompanying prospectus for purchasers introduced to the Company through selected dealers engaged by Rodman. Rodman may allow a concession of up to 5% of gross offering proceeds to such selected dealers. Assuming the maximum number of shares of common stock are sold pursuant to this prospectus supplement, the placement agent will receive $1,460,000 in cash. In addition, we will also reimburse the placement agent for up to $25,000 of legal and out of pocket expenses incurred by it.

Because there is no minimum offering amount required as a condition to closing in this offering, the actual total offering commissions, if any, are not presently determinable and may be substantially less than the maximum amount set forth above.

Our obligation to issue and sell shares to the purchasers is subject to the conditions set forth in the purchase agreements, which may be waived by us in our discretion. A purchaser’s obligation to purchase shares is subject to conditions set forth in the purchase agreement as well, which also may be waived.

We currently anticipate that the sale of up to 30,000,000 shares will be completed on or about July 3, 2007. We estimate the total expenses of this offering which will be payable by us, excluding the commissions to the placement agent, will be approximately $60,000.

We have agreed to indemnify the placement agent and purchasers against liabilities under the Securities Act.

In the event that we do a debt or equity financing or other capital raising activity within ten months and two weeks following the termination or expiration of the placement agent agreement with any purchaser introduced to us by the placement agent we have agreed to pay the placement agent an additional fee at the same rate as is paid in this offering, as more particularly described in the placement agent agreement.

The placement agent agreement with Rodman & Renshaw, LLC is included as an exhibit to our Current Report on Form 8-K that was filed with the SEC on June 28, 2007 in connection with the consummation of this offering.

In order to facilitate the offering of the securities, the placement agent may engage in transactions that stabilize, maintain or otherwise affect the market price of our securities. Any of these activities may maintain the market price of our securities at a level above that which might otherwise prevail in the open market. The placement agent is not required to engage in these activities and if commenced, may end any of these activities at any time. Neither we nor the placement agent make any representation or prediction as to the effect that these transactions may have on the market price of our securities. These transactions may occur on The Nasdaq Capital Market or otherwise. Any such transactions will be conducted in compliance with Regulation M under the Securities Exchange Act of 1934.

LEGAL MATTERS

Snell & Wilmer LLP, Costa Mesa, California has passed on the validity of the shares offered by this prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended April 30, 2006, and management’s assessment of the effectiveness of our internal control over financial reporting as of April 30, 2006, as set forth in their reports, which are incorporated by reference in the accompanying prospectus and elsewhere in the registration statement. Our financial statements and schedule and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock we are offering under this prospectus supplement and accompanying prospectus. This prospectus supplement and accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement and accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information at the SEC’s public reference rooms in maintained by the SEC at 100 F Street N.E., Washington, D.C. 20549, and at the SEC's Midwest Regional Offices at 500 West Madison Street, Chicago, Illinois 60606. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Our SEC filings are also available at the SEC’s website at http://www.sec.gov. In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

This filing is made pursuant to Rule 424(b)(2) under the Securities Act of 1933 in connection with Registration Statement No. 333-139975

PROSPECTUS

$30,000,000

Common Stock

This prospectus will allow us to sell, from time to time in one or more offerings, shares of our common stock. In this prospectus, we sometimes refer to our common stock as the “securities.” Each time we sell securities:

•	we will provide a prospectus supplement; and

•	the prospectus supplement will inform you about the specific terms of that offering and may also add, update or change information contained in this document.

You should read this document and any prospectus supplement carefully before you invest.

Our common stock is registered under Section 12(b) of the Securities Exchange Act of 1934 and is listed on The Nasdaq Capital Market under the symbol “PPHM”. On January 11, 2007, the last reported sale price of our common stock on The Nasdaq Capital Market was $1.15 per share. You are urged to obtain current market quotations for our common stock.
__________________________________

See “Risk Factors” beginning on page 4 to read about the risks you should consider before buying shares of our common stock.

_________________________________

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is January 23, 2007

ABOUT THIS PROSPECTUS	1
OUR BUSINESS	1
RISK FACTORS	4
FORWARD-LOOKING STATEMENTS	15
USE OF PROCEEDS	15
DESCRIPTION OF COMMON STOCK	15
PLAN OF DISTRIBUTION	16
LEGAL MATTERS	17
EXPERTS	17
WHERE TO LEARN MORE ABOUT US	17
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	18
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	19

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.

i

ABOUT THIS PROSPECTUS

  This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may from time to time offer and sell shares of our common stock in one or more offerings for total gross proceeds of up to $30,000,000. This prospectus provides you with a general description of the shares we may offer hereunder. Each time we sell shares hereunder, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.” THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell shares to or through underwriters, dealers or agents. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” The names of any underwriters, dealers or agents involved in the sale of any shares and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the sale of those shares.

You should rely only upon the information provided in this document or incorporated in this document by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this document, including any information incorporated by reference, is accurate as of any date other than the date indicated on the front cover.

As used in this prospectus, the terms “we”, “us”, “our”, “Company” and “Peregrine” refer to Peregrine Pharmaceuticals, Inc., and its wholly-owned subsidiary, Avid Bioservices, Inc.

OUR BUSINESS

This is only a summary and does not contain all of the information that you should consider before investing in our Common Stock. You should read the entire prospectus carefully, including the “Risk Factors” section as well as the information incorporated by reference into this prospectus under “Where You Can Find More Information.”

Peregrine Pharmaceuticals, Inc. is a clinical stage biopharmaceutical company developing targeted therapeutics for the treatment of cancer and hepatitis C virus infection using monoclonal antibodies. We are organized into two reportable operating segments: (i) Peregrine Pharmaceuticals, Inc. (“Peregrine”), the parent company, is engaged in the research and development of targeted therapeutics and (ii) Avid Bioservices, Inc. (“Avid”), our wholly owned subsidiary, is engaged in manufacturing and related development services for Peregrine and outside customers on a fee-for-service basis.

All of our product candidates are being evaluated in clinical trials and pre-clinical studies or are in early stages of development. To date, we have not obtained regulatory approval for or commercialized any products. We have incurred significant losses since our inception and we expect to incur annual losses for at least the next two years as we continue with our drug discovery, development and commercialization efforts.

The following table provides you with an overview of our products in clinical trials and the current status of each trial:

Product	Indication	Trial Design	Status

Bavituximab	Solid tumor cancers	Phase Ia repeat dose monotherapy safety study to treat up to 28 patients.	Patients are currently being screened and enrolled at up to 5 centers in the U.S.

Bavituximab plus chemotherapy	Solid tumor cancers	Phase Ib repeat dose combination therapy safety study to treat up to 12 evaluable patients with 8 weekly doses of bavituximab in combination with chemotherapy agents.	Patients are currently being screened and enrolled at up to 3 centers in India.

Cotara®	Brain cancer (glioblastoma multiforme)	Dosimetry and dose confirmation study designed to treat up to 12 evaluable patients at 1st and 2nd relapse in collaboration with New Approaches to Brain Tumor Therapy.	Patients are currently being screened and enrolled at up to 4 centers in the U.S.

Cotara®	Brain cancer (glioblastoma multiforme)	Phase II safety and efficacy study to treat up to 40 patients at 1st relapse.	Regulatory approval has been received for the protocol in India. Manufacturing development is proceeding in India and approval is anticipated in the near term.

Bavituximab	Chronic Hepatitis C Virus ("HCV") infection	Phase Ib repeat dose safety study in 24 patients.	All patients have been enrolled at U.S. sites and are currently completing the 12-week follow-up period.

For a more detailed discussion of our proprietary platforms, please refer to our Form 10-K for the fiscal year ended April 30, 2006, filed with the SEC on July 14, 2006, and our Form 10-Q for the fiscal quarter ended October 31, 2006, filed with the SEC on December 8, 2006.

Company Information

We are a Delaware corporation. Our principal offices are located at 14272 Franklin Avenue, Tustin, California 92780. The telephone number of our principal offices is 714-508-6000. Our internet addresses are www.peregrineinc.com and www.avidbio.com. The information contained on our websites is not incorporated by reference and should not be considered a part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

About the Offering

Common stock offered in this prospectus	$30,000,000 aggregate gross sales proceeds

Common stock outstanding before this offering	196,112,201 shares (1)

Use of proceeds	See “Use of Proceeds”

Nasdaq Capital Market symbol	PPHM
___________________________
(1)  The number set forth above does not include approximately 22,178,000 shares of our common stock that, as of January 11, 2007, are reserved for issuance under shelf registration statements, stock option plans and warrant agreements, calculated as follows:

Number of Shares of Common Stock Reserved For Issuance
Shares reserved under shelf registration statements	5,030,634
Options issued, outstanding and reserved for future issuance	16,449,833
Warrants issued and outstanding	697,865
Total shares reserved	22,178,332

RISK FACTORS

An investment in our securities being offered in this prospectus is very risky. You should carefully consider the risk factors described below, together with all other information in this prospectus or incorporated herein by reference, before making an investment decision. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occurs, our business, financial conditions or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

If We Cannot Obtain Additional Funding, Our Product Development And Commercialization Efforts May Be Reduced Or Discontinued And We May Not Be Able To Continue Operations.

At December 31, 2006, we had $21.2 million in cash and cash equivalents. We have expended substantial funds on (i) the research, development and clinical trials of our product candidates, and (ii) funding the operations of our wholly owned subsidiary, Avid Bioservices, Inc. As a result, we have historically experienced negative cash flows from operations since our inception and we expect the negative cash flows from operations to continue for the foreseeable future, unless and until we are able to generate sufficient revenues from Avid’s contract manufacturing services and/or from the sale and/or licensing of our products under development. While we expect Avid to generate revenues in the foreseeable future, we expect our monthly negative cash flow to continue for the foreseeable future due to our clinical trial activities using Cotara® for the treatment of brain cancer, our ongoing clinical studies of bavituximab for the treatment of both solid tumors and hepatitis C virus infection, our anticipated research and development costs associated with the possible expansion of our clinical indications using bavituximab for the treatment of other viral indications, including supporting trials outside the U.S., our continued research directed towards our other technologies in pre-clinical development, and our possible expansion of our manufacturing capabilities. We believe we have sufficient cash on hand to meet our obligations on a timely basis through at least July 2007.

In addition to the operations of Avid, we plan to obtain any necessary financing through one or more methods including either equity or debt financing and/or negotiating additional licensing or collaboration agreements for our technology platforms. As of December 31, 2006, we had an aggregate of approximately 5,893,000 shares available under our existing Form S-3 registration statements for possible future registered transactions. There can be no assurances that we will be successful in raising such funds on terms acceptable to us, or at all, or that sufficient additional capital will be raised to complete the research, development, and clinical testing of our product candidates.

Successful Development Of Our Products Is Uncertain. To Date, No Revenues Have Been Generated From The Commercial Sale Of Our Products And Our Products May Not Generate Revenues In The Future.

Our development of current and future product candidates is subject to the risks of failure inherent in the development of new pharmaceutical products and products based on new technologies. These risks include:

•	delays in product development, clinical testing or manufacturing;
•	unplanned expenditures in product development, clinical testing or manufacturing;
•	failure in clinical trials or failure to receive regulatory approvals;
•	emergence of superior or equivalent products;
•	inability to manufacture on our own, or through others, product candidates on a commercial scale;
•	inability to market products due to third party proprietary rights; and
•	failure to achieve market acceptance.

Because of these risks, our research and development efforts or those of our partners may not result in any commercially viable products. If significant portions of these development efforts are not successfully completed, required regulatory approvals are not obtained, or any approved products are not commercially successful, our business, financial condition and results of operations may be materially harmed.

Because our licensing partners and we have not begun commercial sales of our products, our revenue and profit potential is unproven and our limited operating history makes it difficult for an investor to evaluate our business and prospects. Our technology may not result in any meaningful benefits to our current or potential partners. No revenues have been generated from the commercial sale of our products, and our products may not generate revenues in the future. Our business and prospects should be considered in light of the heightened risks and unexpected expenses and problems we may face as a company in an early stage of development in a new and rapidly evolving industry.

We Have Had Significant Losses And We Anticipate Future Losses.

We have incurred net losses in most fiscal years since we began operations in 1981. The following table represents net losses incurred during the past three fiscal years and during the six months ended October 31, 2006:

Net Loss
Six months ended October 31, 2006 (unaudited)	$10,527,000
Fiscal Year 2006	$17,061,000
Fiscal Year 2005	$15,452,000
Fiscal Year 2004	$14,345,000

As of October 31, 2006, we had an accumulated deficit of $197,391,000. While we expect to continue to generate revenues from Avid’s contract manufacturing services, in order to achieve and sustain profitable operations, we must successfully develop and obtain regulatory approval for our products, either alone or with others, and must also manufacture, introduce, market and sell our products. The costs associated with clinical trials and product manufacturing is very expensive and the time frame necessary to achieve market success for our products is long and uncertain. We do not expect to generate product or royalty revenues for at least the next two years, and we may never generate product revenues sufficient to become profitable or to sustain profitability.

Our Product Development Efforts May Not Be Successful.

Since our inception, we have been engaged in the development of drugs and related therapies for the treatment of people with cancer. During fiscal year 2005, we began exploring the use of one of our product candidates, bavituximab, for the treatment of viral infections. We recently completed a single dose Phase Ia trial for the treatment of people with the hepatitis C virus (“HCV”) infection, including an extension of the Phase Ia study to test an additional six patients at a higher dose, and we initiated and completed patient enrollment of the Phase Ib HCV repeat dose study. These patients are currently in the 12-week follow-up period. In addition, we are planning a combination therapy study using bavituximab with standard anti-viral therapies. Our product candidates have not received regulatory approval and are generally in research, pre-clinical and clinical stages of development. If the results from any of the clinical trials are poor, those results may adversely affect our ability to raise additional capital, which will affect our ability to continue full-scale research and development for our antibody technologies. In addition, our product candidates may take longer than anticipated to progress through clinical trials, or patient enrollment in the clinical trials may be delayed or prolonged significantly, thus delaying the clinical trials. Patient enrollment is a function of many factors, including the size of the patient population, the nature of the protocol, the proximity of patients to the clinical sites, and the eligibility criteria for the study. In addition, because our Cotara® product currently in clinical trials represents a departure from more commonly used methods for cancer treatment, potential patients and their doctors may be inclined to use conventional therapies, such as chemotherapy, rather than enroll patients in our clinical study.

Clinical Trials Required For Our Product Candidates Are Expensive And Time Consuming, And Their Outcome Is Uncertain.

In order to obtain FDA approval to market a new drug product, we or our potential partners must demonstrate proof of safety and efficacy in humans. To meet these requirements, we or our potential partners will have to conduct extensive pre-clinical testing and “adequate and well-controlled” clinical trials. Conducting clinical trials is a lengthy, time-consuming and expensive process. The length of time may vary substantially according to the type, complexity, novelty and intended use of the product candidate, and often can be several years or more per trial. Delays associated with products for which we are directly conducting pre-clinical or clinical trials may cause us to incur additional operating expenses. Moreover, we may continue to be affected by delays associated with the pre-clinical testing and clinical trials of certain product candidates conducted by our partners over which we have no control. The commencement and rate of completion of clinical trials may be delayed by many factors, including, for example:

•	slower than expected rates of patient recruitment due to narrow screening requirements;
•	the inability of patients to meet FDA imposed protocol requirements;
•	the inability to manufacture sufficient quantities of qualified materials under current good manufacturing practices, or cGMPs, for use in clinical trials;
•	the need or desire to modify our manufacturing processes;
•	the inability to adequately observe patients after treatment;
•	changes in regulatory requirements for clinical trials;
•	the lack of effectiveness during the clinical trials;
•	unforeseen safety issues;
•	delays, suspension, or termination of the clinical trials due to the institutional review board responsible for overseeing the study at a particular study site; and
•	government or regulatory delays or “clinical holds” requiring suspension or termination of the trials.

Even if we obtain positive results from pre-clinical or initial clinical trials, we may not achieve the same success in future trials. Clinical trials may not demonstrate statistically sufficient safety and effectiveness to obtain the requisite regulatory approvals for product candidates employing our technology.

Clinical trials that we conduct or that third-parties conduct on our behalf may not demonstrate sufficient safety and efficacy to obtain the requisite regulatory approvals for any of our product candidates. We expect to commence new clinical trials from time to time in the course of our business as our product development work continues. The failure of clinical trials to demonstrate safety and effectiveness for our desired indications could harm the development of that product candidate as well as other product candidates. Any change in, or termination of, our clinical trials could materially harm our business, financial condition and results of operations.

Success In Early Clinical Trials May Not Be Indicative Of Results Obtained In Later Trials.

A number of new drugs and biologics have shown promising results in initial clinical trials, but subsequently failed to establish sufficient safety and effectiveness data to obtain necessary regulatory approvals. Data obtained from pre-clinical and clinical activities are subject to varying interpretations, which may delay, limit or prevent regulatory approval.

Positive results from pre-clinical studies and our Phase I clinical trial should not be relied upon as evidence that later or larger-scale clinical trials will succeed. The Phase I clinical trial of bavituximab for the treatment of the Hepatitis C virus (“HCV”) infection has been conducted only in small numbers of patients that may not fully represent the diversity present in larger populations infected with HCV. The limited results we have obtained may not predict results from studies in larger numbers of patients drawn from more diverse populations and also may not predict the ability of bavituximab to achieve a sustained anti-viral response or the ability to provide a long-term therapeutic benefit. These initial trials in HCV have not been designed to assess the long-term therapeutic utility of bavituximab. We will be required to demonstrate through larger-scale clinical trials that bavituximab is safe and effective for use in a diverse population before we can seek regulatory approval for its commercial sale. There is typically an extremely high rate of attrition from the failure of drug candidates proceeding through clinical trials.

In addition, regulatory delays or rejections may be encountered as a result of many factors, including changes in regulatory policy during the period of product development.

If We Successfully Develop Products But Those Products Do Not Achieve And Maintain Market Acceptance, Our Business Will Not Be Profitable.

Even if bavituximab, Cotara®, or any future product candidate is approved for commercial sale by the FDA or other regulatory authorities, the degree of market acceptance of any approved product candidate by physicians, healthcare professionals and third-party payors and our profitability and growth will depend on a number of factors, including:

•  our ability to provide acceptable evidence of safety and efficacy;
•  relative convenience and ease of administration;
•  the prevalence and severity of any adverse side effects;
•  availability of alternative treatments;
•  pricing and cost effectiveness;
•  effectiveness of our or our collaborators’ sales and marketing strategy; and
•  our ability to obtain sufficient third-party insurance coverage or reimbursement.

In addition, if bavituximab, Cotara®, or any future product candidate that we discover and develop does not provide a treatment regimen that is more beneficial than the current standard of care or otherwise provide patient benefit, that product likely will not be accepted favorably by the market. If any products we may develop do not achieve market acceptance, then we may not generate sufficient revenue to achieve or maintain profitability.

In addition, even if our products achieve market acceptance, we may not be able to maintain that market acceptance over time if new products or technologies are introduced that are more favorably received than our products, are more cost effective or render our products obsolete.

If We Cannot License Or Sell Cotara®, It May Be Delayed Or Never Be Further Developed.

We have completed Phase I and Phase I/II studies with Cotara® for the treatment of malignant brain cancer. We are currently collaborating with various universities that are members of the New Approaches to Brain Tumor Therapy (“NABTT”) consortium to complete the dose confirmation and dosimetry clinical trial in patients with recurrent glioblastoma multiforme (“GBM”), a deadly form of brain cancer. The next step in the development of Cotara® is to treat a group of approximately 40 patients using a single administration of the drug with an optimized delivery using two catheters which we are pursuing to initiate in India. To date we have received regulatory approval for the protocol in India and manufacturing approval is anticipated in the near term. Taken together, the NABTT study along with data collected from the treatment of the approximate 40 additional patients should provide the safety, dosimetry and efficacy data that will support the final design of the larger Phase III study. Once we complete the initial two parts of the Cotara® study for brain cancer, substantial financial resources will be needed to complete the final part of the trial and any additional supportive clinical studies necessary for potential product approval. We do not presently have the financial resources internally to complete the larger Phase III study. We therefore intend to continue to seek a licensing or funding partner for Cotara®, and hope that the data from this collaboration with members of NABTT together with other data from additional 40 patients, will enhance our opportunities of finding such partner. If a partner is not found for this technology, we may not be able to advance the project past its current state of development. Because there are a limited number of companies which have the financial resources, the internal infrastructure, the technical capability and the marketing infrastructure to develop and market a radiopharmaceutical based anti-cancer drug, we may not find a suitable partnering candidate for Cotara®. We also cannot assure you that we will be able to find a suitable licensing partner for this technology. Furthermore, we cannot assure you that if we do find a suitable licensing partner, the financial terms that they propose will be acceptable to the Company.

Our Dependency On One Radiolabeling Supplier May Negatively Impact Our Ability To Complete Clinical Trials And Market Our Products.

We have procured our antibody radioactive isotope combination services (“radiolabeling”) with Iso-tex Diagnostics, Inc. for all U.S. clinical trials using Cotara®. If this supplier is unable to continue to qualify its facility or radiolabel and supply our antibody in a timely manner, our current clinical trial or potential licensing partner’s clinical trials using radiolabeling technology could be adversely affected and delayed. While there are other suppliers for radioactive isotope combination services, our clinical trial would be delayed for up to twelve to eighteen months because it may take that amount of time to certify a new facility under current Good Manufacturing Practices and qualify the product, plus we would incur significant costs to transfer our technology to another vendor. Prior to commercial distribution of any of our products, if approved, we will be required to identify and contract with a company for commercial antibody manufacturing and radioactive isotope combination services. An antibody that has been combined with a radioactive isotope, such as Iodine 131, cannot be stored for long periods of time, as it must be used within one week of being radiolabeled to be effective. Accordingly, any change in our existing or future contractual relationships with, or an interruption in supply from, any such third-party service provider or antibody supplier could negatively impact our ability to complete ongoing clinical trials conducted by us or a potential licensing partner.

Our Manufacturing Facilities May Not Continue To Meet Regulatory Requirements And Have Limited Capacity.

Before approving a new drug or biologic product, the FDA requires that the facilities at which the product will be manufactured be in compliance with current Good Manufacturing Practices, or cGMP requirements. To be successful, our therapeutic products must be manufactured for development and, following approval, in commercial quantities, in compliance with regulatory requirements and at acceptable costs. Currently, we manufacture all pre-clinical and clinical material through Avid Bioservices, our wholly owned subsidiary. While we believe our current facilities are adequate for the manufacturing of product candidates for clinical trials, our facilities may not be adequate to produce sufficient quantities of any products for commercial sale.

If we are unable to establish and maintain a manufacturing facility or secure third-party manufacturing capacity within our planned time frame and cost parameters, the development and sales of our products, if approved, may be materially harmed.

We may also encounter problems with the following:

•	production yields;
•	quality control and quality assurance;
•	shortages of qualified personnel;
•	compliance with FDA regulations, including the demonstration of purity and potency;
•	changes in FDA requirements;
•	production costs; and/or
•	development of advanced manufacturing techniques and process controls.

In addition, we or any third-party manufacturer will be required to register the manufacturing facilities with the FDA and other regulatory authorities. The facilities will be subject to inspections confirming compliance with cGMP or other regulations. If any of our third-party manufacturers or we fail to maintain regulatory compliance, the FDA can impose regulatory sanctions including, among other things, refusal to approve a pending application for a new drug product or biologic product, or revocation of a pre-existing approval. As a result, our business, financial condition and results of operations may be materially harmed.

We May Have Significant Product Liability Exposure Because We Maintain Only Limited Product Liability Insurance.

We face an inherent business risk of exposure to product liability claims in the event that the administration of one of our drugs during a clinical trial adversely affects or causes the death of a patient. Although we maintain product liability insurance for clinical studies in the amount of $3,000,000 per occurrence or $3,000,000 in the aggregate on a claims-made basis, this coverage may not be adequate. Product liability insurance is expensive, difficult to obtain and may not be available in the future on acceptable terms, if at all. Our inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims in excess of our insurance coverage, if any, or a product recall, could negatively impact our financial position and results of operations.

In addition, the contract manufacturing services that we offer through Avid expose us to an inherent risk of liability as the antibodies or other substances manufactured by Avid, at the request and to the specifications of our customers, could possibly cause adverse effects or have product defects. We obtain agreements from our customers indemnifying and defending us from any potential liability arising from such risk. There can be no assurance that such indemnification agreements will adequately protect us against potential claims relating to such contract manufacturing services or protect us from being named in a possible lawsuit. Although Avid has procured insurance coverage, there is no guarantee that we will be able to maintain our existing coverage or obtain additional coverage on commercially reasonable terms, or at all, or that such insurance will provide adequate coverage against all potential claims to which we might be exposed. A partially successful or completely uninsured claim against Avid would have a material adverse effect on our consolidated operations.

The Liquidity Of Our Common Stock Will Be Adversely Affected If Our Common Stock Is Delisted From The Nasdaq Capital Market.

Our common stock is presently traded on The Nasdaq Capital Market. To maintain inclusion on The Nasdaq Capital Market, we must continue to meet the following six listing requirements:

1.
Net tangible assets of at least $2,500,000 or market capitalization of at least $35,000,000 or net income of at least $500,000 in either our latest fiscal year or in two of our last three fiscal years;

2.	Public float of at least 500,000 shares;
3.	Market value of our public float of at least $1,000,000;
4.	A minimum closing bid price of $1.00 per share of common stock, without falling below this minimum bid price for a period of thirty consecutive trading days;
5.	At least two market makers; and
6.	At least 300 stockholders, each holding at least 100 shares of common stock.

We cannot guarantee that we will be able to maintain the minimum closing bid price requirement or maintain any of the other requirements in the future The market price of our common stock has generally been highly volatile. During the six months ended October 31, 2006, the trading price of our common stock on The Nasdaq Capital Market ranged from $1.12 per share to $1.99 per share. If we fail to meet any of The Nasdaq Capital Market listing requirements, the market value of our common stock could fall and holders of common stock would likely find it more difficult to dispose of the common stock.

If our common stock is delisted, we would apply to have our common stock quoted on the over-the-counter electronic bulletin board. Upon any such delisting, our common stock would become subject to the regulations of the Securities and Exchange Commission relating to the market for penny stocks. A penny stock, as defined by the Penny Stock Reform Act, is any equity security not traded on a national securities exchange that has a market price of less than $5.00 per share. The penny stock regulations generally require that a disclosure schedule explaining the penny stock market and the risks associated therewith be delivered to purchasers of penny stocks and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. The broker-dealer must make a suitability determination for each purchaser and receive the purchaser’s written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures, including the actual sale or purchase price and actual bid offer quotations, as well as the compensation to be received by the broker-dealer and certain associated persons. The regulations applicable to penny stocks may severely affect the market liquidity for our common stock and could limit your ability to sell your securities in the secondary market.

The Sale Of Substantial Shares Of Our Common Stock May Depress Our Stock Price.

As of December 31, 2006, we had approximately 195,249,000 shares of our common stock outstanding, and for that date the last reported sales price of our common stock was $1.16 per share.

We could also issue up to approximately 23,041,000 additional shares of our common stock that are reserved for future issuance under our shelf registration statements, stock option plans and outstanding warrants, as further described in the following table:

Number of Shares of Common Stock Reserved For Issuance
Shares reserved for under two effective shelf registration statements	5,893,466
Common shares reserved for issuance under stock option plans	11,495,000
Common shares available for future grant under option plans	4,954,833
Common shares issuable upon exercise of outstanding warrants	697,865
Total	23,041,164

Of the total warrants and options outstanding as of December 31, 2006, approximately 3,503,000 options and warrants would be considered dilutive to stockholders because we would receive an amount per share which is less than the market price of our common stock at December 31, 2006.

Our Highly Volatile Stock Price And Trading Volume May Adversely Affect The Liquidity Of Our Common Stock.

The market price of our common stock and the market prices of securities of companies in the biotechnology sector have generally been highly volatile and are likely to continue to be highly volatile.

The following table shows the high and low sales price and trading volume of our common stock for each quarter in the three years ended April 30, 2006, and our two fiscal quarters ended October 31, 2006:

	Common Stock Sales Price		Common Stock Daily Trading Volume (000’s omitted)
	High	Low	High	Low
Fiscal Year 2007
Quarter Ended October 31, 2006	$1.49	$1.12	3,761	277
Quarter Ended July 31, 2006	$1.99	$1.30	23,790	429
Fiscal Year 2006
Quarter Ended April 30, 2006	$1.76	$1.20	9,922	391
Quarter Ended January 31, 2006	$1.40	$0.88	12,152	251
Quarter Ended October 31, 2005	$1.28	$0.91	4,619	156
Quarter Ended July 31, 2005	$1.31	$0.92	7,715	178
Fiscal Year 2005
Quarter Ended April 30, 2005	$1.64	$1.11	5,945	223
Quarter Ended January 31, 2005	$1.45	$0.99	6,128	160
Quarter Ended October 31, 2004	$1.96	$0.95	2,141	148
Quarter Ended July 31, 2004	$1.92	$0.88	1,749	131
Fiscal Year 2004
Quarter Ended April 30, 2004	$2.85	$1.56	3,550	320
Quarter Ended January 31, 2004	$3.14	$2.01	6,062	201
Quarter Ended October 31, 2003	$2.44	$1.25	18,060	314
Quarter Ended July 31, 2003	$2.19	$0.60	12,249	255

The market price of our common stock may be significantly impacted by many factors, including, but not limited to:

•	announcements of technological innovations or new commercial products by us or our competitors;
•	publicity regarding actual or potential clinical trial results relating to products under development by us or our competitors;
•	our financial results or that of our competitors;
•	published reports by securities analysts;
•	announcements of licensing agreements, joint ventures, strategic alliances, and any other transaction that involves the sale or use of our technologies or competitive technologies;
•	developments and/or disputes concerning our patent or proprietary rights;
•	regulatory developments and product safety concerns;
•	general stock trends in the biotechnology and pharmaceutical industry sectors;
•	public concerns as to the safety and effectiveness of our products;
•	economic trends and other external factors, including but not limited to, interest rate fluctuations, economic recession, inflation, foreign market trends, national crisis, and disasters; and
•	healthcare reimbursement reform and cost-containment measures implemented by government agencies.

These and other external factors have caused and may continue to cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock, and may otherwise negatively affect the liquidity of our common stock.

If We Are Unable To Obtain, Protect And Enforce Our Patent Rights, We May Be Unable To Effectively Protect Or Exploit Our Proprietary Technology, Inventions And Improvements.

Our success depends in part on our ability to obtain, protect and enforce commercially valuable patents. We try to protect our proprietary positions by filing United States and foreign patent applications related to our proprietary technology, inventions and improvements that are important to developing our business. However, if we fail to obtain and maintain patent protection for our proprietary technology, inventions and improvements, our competitors could develop and commercialize products that would otherwise infringe upon our patents.

Our patent position is generally uncertain and involves complex legal and factual questions. Legal standards relating to the validity and scope of claims in the biotechnology and biopharmaceutical fields are still evolving. Accordingly, the degree of future protection for our patent rights is uncertain. The risks and uncertainties that we face with respect to our patents include the following:

•	the pending patent applications we have filed or to which we have exclusive rights may not result in issued patents or may take longer than we expect to result in issued patents;
•	the claims of any patents that issue may not provide meaningful protection;
•	we may be unable to develop additional proprietary technologies that are patentable;
•	the patents licensed or issued to us may not provide a competitive advantage;
•	other parties may challenge patents licensed or issued to us;
•
disputes may arise regarding the invention and corresponding ownership rights in inventions and know-how resulting from the joint creation or use of intellectual property by us, our licensors, corporate partners and other scientific collaborators; and

•	other parties may design around our patented technologies.

We May Become Involved In Lawsuits To Protect Or Enforce Our Patents That Would Be Expensive And Time Consuming.

In order to protect or enforce our patent rights, we may initiate patent litigation against third parties. In addition, we may become subject to interference or opposition proceedings conducted in patent and trademark offices to determine the priority and patentability of inventions. The defense of intellectual property rights, including patent rights through lawsuits, interference or opposition proceedings, and other legal and administrative proceedings, would be costly and divert our technical and management personnel from their normal responsibilities. An adverse determination of any litigation or defense proceedings could put our pending patent applications at risk of not being issued.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. For example, during the course of this kind of litigation, confidential information may be inadvertently disclosed in the form of documents or testimony in connection with discovery requests, depositions or trial testimony. This disclosure could materially adversely affect our business and financial results.

We May Not Be Able To Compete With Our Competitors In The Biotechnology Industry Because Many Of Them Have Greater Resources Than We Do And They Are Further Along In Their Development Efforts.

The pharmaceutical and biotechnology industry is intensely competitive and subject to rapid and significant technological change. Many of the drugs that we are attempting to discover or develop will be competing with existing therapies. In addition, we are aware of several pharmaceutical and biotechnology companies actively engaged in research and development of antibody-based products that have commenced clinical trials with, or have successfully commercialized, antibody products. Some or all of these companies may have greater financial resources, larger technical staffs, and larger research budgets than we have, as well as greater experience in developing products and running clinical trials. We expect to continue to experience significant and increasing levels of competition in the future. In addition, there may be other companies which are currently developing competitive technologies and products or which may in the future develop technologies and products that are comparable or superior to our technologies and products.

We are conducting the Cotara® dose confirmation and dosimetry clinical trial for the treatment of recurrent brain cancer as a stand-alone study in collaboration with New Approaches to Brain Tumor Therapy (“NABTT”) consortium. Existing treatments for brain cancer include the Gliadel® Wafer (polifeprosan 20 with carmustine implant) from MGI Pharma, Inc. and Temodar® (temozolomide) from Schering-Plough Corporation. Gliadel® is inserted in the tumor cavity following surgery and releases a chemotherapeutic agent over time. Temodar® is administered orally to patients with brain cancer.

Because Cotara® targets brain tumors from the inside out, it is a novel treatment dissimilar from other drugs in development for this disease. Some of the products that may compete within the brain cancer category include: enzastuarin (oral serine-threonine kinase inhibitor) is in a Phase III trial for patients with recurrent GBM sponsored by Eli Lilly and Company; TransMID (diphtheria toxin), developed by Xenova Group plc, began a Phase III trial in May 2004 in patients with progressive or recurrent non-operable GBM. In addition, Gleevec® by Novartis, which is an oncology product marketed for other indications, is being tested in clinical trials for the treatment of brain cancer.

Bavituximab for the treatment of advanced solid cancers is currently in Phase I clinical trials. There are a number of possible competitors with approved or developmental targeted agents used in combination with standard chemotherapy for the treatment of cancer, including but not limited to, Avastin® by Genentech, Inc., Gleevec® by Novartis, Tarceva® by OSI Pharmaceuticals, Inc. and Genentech, Inc., Erbitux® by ImClone Systems Incorporated and Brystol-Myers Squibb Company, Rituxan® and Herceptin® by Biogen Idec Inc. and Genentech, Inc. and Vectibix™ by Amgen. There are a significant number of companies developing cancer therapeutics using a variety of targeted and non-targeted approaches. A direct comparison of these potential competitors will not be possible until bavituximab advances to later-stage clinical trials.

In addition, we have completed Phase Ia single-dose and Phase Ib repeat dose clinical trials evaluating bavituximab for the treatment of HCV. Bavituximab is a first-in-class approach for the treatment of HCV. We are aware of no other products in development targeting phosphatidylserine as a potential therapy for HCV. There are a number of companies that have products approved and on the market for the treatment of HCV, including but not limited to: Peg-Intron® (pegylated interferon-alpha-2b), Rebetol® (ribavirin), and Intron-A (interferon-alpha-2a), which are marketed by Schering-Plough Corporation, and Pegasys® (pegylated interferon-alpha-2a), Copegus® (ribavirin USP) and Roferon-A® (interferon-alpha-2a), which are marketed by Roche Pharmaceuticals, and Infergen® (interferon alfacon-1) now marketed by Valeant Pharmaceuticals International. First line treatment for HCV has changed little since alpha interferon was first introduced in 1991. The current standard of care for HCV includes a combination of an alpha interferon (pegylated or non-pegylated) with ribavirin. This combination therapy is generally associated with considerable toxicity including flu-like symptoms, hematologic changes and central nervous system side effects including depression. It is not uncommon for patients to discontinue alpha interferon therapy because they are unable to tolerate the side effects of the treatment.

Future treatments for HCV are likely to include a combination of these existing products used as adjuncts with products now in development. Later-stage developmental treatments include improvements to existing therapies, such as Albuferon™ (albumin interferon) from Human Genome Sciences, Inc. and Viramidine™ (taribavirin), a pro-drug analog of ribavirin being developed by Valeant Pharmaceuticals International. Other developmental approaches include protease inhibitors such as VX-950 from Vertex Pharmaceuticals Incorporated, and SCH7 from Schering-Plough Corporation, and NM283, a polymerase inhibitor by Idenix Pharmaceuticals, Inc.

New And Potential New Accounting Pronouncements May Impact Our Future Financial Position And Results Of Operations

There may be potential new accounting pronouncements or regulatory rulings, which may have an impact on our future financial position and results of operations. For example, in December 2004, the Financial Accounting Standards Board issued an amendment to Statement of Financial Accounting Standards No. 123, Accounting For Stock-Based Compensation (“SFAS No. 123R”), which we adopted May 1, 2006, as discussed in Note 3, “Stock-Based Compensation,” in the notes to the condensed consolidated financial statements included in our Form 10-Q for the fiscal quarter ended October 31, 2006. SFAS No. 123R eliminates the ability to account for share-based compensation transactions using Accounting Principles Board Opinion No. 25 (“APB No. 25”), and instead requires companies to recognize compensation expense using a fair-value based method for costs related to share-based payments including stock options. Our adoption of SFAS No. 123R is expected to materially impact our financial position and results of operations for future periods. During the three and six months ended October 31, 2006, our loss from operations included non-cash stock-based compensation expense of $310,000 and $609,000, respectively, related to the adoption of SFAS No. 123R. In addition, we believe that non-cash stock-based compensation expense for the remainder of fiscal year 2007 may be up to approximately $400,000 based on actual shares granted and unvested as of October 31, 2006. However, the actual share-based compensation expense recorded during the remaining six months of fiscal year 2007 may differ materially from this estimate as a result of changes in a number of factors that affect the amount of non-cash compensation expense, including the number of options granted by our Board of Directors during the remainder of fiscal year 2007, the price of our common stock on the date of grant, the volatility of our stock price, the estimate of the expected life of options granted and the risk free interest rates. Also, a change in accounting pronouncements or taxation rules or practices can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective. Other new accounting pronouncements or taxation rules and varying interpretations of accounting pronouncements or taxation practice have occurred and may occur in the future. Changes to existing rules, future changes, if any, or the questioning of current practices may adversely affect our reported financial results or the way we conduct our business, which may also adversely affect our stock price.

If We Lose Qualified Management And Scientific Personnel Or Are Unable To Attract And Retain Such Personnel, We May Be Unable To Successfully Develop Our Products Or We May Be Significantly Delayed In Developing Our Products.

Our success is dependent, in part, upon a limited number of key executive officers, each of whom is an at-will employee, and also upon our scientific researchers. For example, because of his extensive understanding of our technologies and product development programs, the loss of Mr. Steven W. King, our President and Chief Executive Officer, would adversely affect our development efforts and clinical trial programs during the six to twelve month period that we estimate it would take to find and train a qualified replacement.

We also believe that our future success will depend largely upon our ability to attract and retain highly-skilled research and development and technical personnel. We face intense competition in our recruiting activities, including competition from larger companies with greater resources. We do not know if we will be successful in attracting or retaining skilled personnel. The loss of certain key employees or our inability to attract and retain other qualified employees could negatively affect our operations and financial performance.

Our Governance Documents And State Law Provide Certain Anti-Takeover Measures Which Will Discourage A Third Party From Seeking To Acquire Us Unless Approved By the Board of Directors.

We adopted a shareholder rights plan, commonly referred to as a “poison pill,” on March 16, 2006. The purpose of the shareholder rights plan is to protect stockholders against unsolicited attempts to acquire control of us that do not offer a fair price to our stockholders as determined by our Board of Directors. Under the plan, the acquisition of 15% or more of our outstanding common stock by any person or group, unless approved by our board of directors, will trigger the right of our stockholders (other than the acquiror of 15% or more of our common stock) to acquire additional shares of our common stock, and, in certain cases, the stock of the potential acquiror, at a 50% discount to market price, thus significantly increasing the acquisition cost to a potential acquiror. In addition, our certificate of incorporation and by-laws contain certain additional anti-takeover protective devices. For example,

•	no stockholder action may be taken without a meeting, without prior notice and without a vote; solicitations by consent are thus prohibited;
•	special meetings of stockholders may be called only by our Board of Directors; and
•
our Board of Directors has the authority, without further action by the stockholders, to fix the rights and preferences, and issue shares, of preferred stock. An issuance of preferred stock with dividend and liquidation rights senior to the common stock and convertible into a large number of shares of common stock could prevent a potential acquiror from gaining effective economic or voting control.

Further, we are subject to Section 203 of the Delaware General Corporation Law which, subject to certain exceptions, restricts certain transactions and business combinations between a corporation and a stockholder owning 15% or more of the corporation’s outstanding voting stock for a period of three years from the date the stockholder becomes a 15% stockholder.

Although we believe these provisions and our rights plan collectively provide for an opportunity to receive higher bids by requiring potential acquirers to negotiate with our Board of Directors, they would apply even if the offer may be considered beneficial by some stockholders. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our Board of Directors, which is responsible for appointing the members of our management.

FORWARD-LOOKING STATEMENTS

Some of the statements under “About Peregrine Pharmaceuticals, Inc.”, “Risk Factors” and elsewhere in this prospectus constitute “forward-looking” statements. These statements involve known and unknown risks, including, among others, risks resulting from economic and market conditions, the regulatory environment in which we operate, pricing pressures, accurately forecasting operating and capital expenditures and clinical trial costs, competitive activities, uncertainties of litigation and other business conditions, and are subject to uncertainties and assumptions contained elsewhere in this prospectus. We base our forward-looking statements on information currently available to us, and, in accordance with the requirements of federal securities laws, we will disclose to you material developments affecting such statements. Our actual operating results and financial performance may prove to be very different from what we have predicted as of the date of this prospectus due to certain risks and uncertainties. The risks described above in the section entitled “Risk Factors” specifically address some of the factors that may affect our future operating results and financial performance.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, which may include research and development expenses, clinical trial expenses, expansion of our contract manufacturing capabilities and increasing our working capital. Pending the application of the net proceeds, we expect to invest the proceeds in investment grade, interest bearing securities.

The principal purposes of this offering are to increase our operating and financial flexibility. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of this offering. Accordingly, our management will have broad discretion in the application of net proceeds, if any.

DESCRIPTION OF COMMON STOCK

As of the date of the prospectus, we are authorized to issue up to 250,000,000 shares of common stock, $.001 par value per share. As of January 11, 2007, 196,112,201 shares of our common stock were outstanding, and an additional 22,178,332 shares were reserved for issuance under our shelf registration statements, stock option plans and warrant agreements.

Dividends

Our Board of Directors may, out of funds legally available, at any regular or special meeting, declare dividends to the holders of shares of our common stock as and when they deem expedient, subject to the rights of holders of the preferred stock, if any.

Voting

Each share of common stock entitles the holders to one vote per share on all matters requiring a vote of the stockholders, including the election of directors. No holders of shares of common stock shall have the right to vote such shares cumulatively in any election for the Board of Directors.

Rights Upon Liquidation

In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of our common stock will be entitled to share equally in our assets available for distribution after payment in full of all debts and after the holders of preferred stock, if any, have received their liquidation preferences in full.

Miscellaneous

No holders of shares of our common stock shall have any preemptive rights to subscribe for, purchase or receive any shares of any class, whether now or hereafter authorized, or any options or warrants to purchase any such shares, or any securities convertible into or exchanged for any such shares, which may at any time be issued, sold or offered for sale by us.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents, and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions at:

•  a fixed price or prices, which may be changed;
•  market prices prevailing at the time of sale;
•  prices related to the prevailing market prices; or
•  negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

Shares of common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on the Nasdaq Capital Market. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

           The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

In order to comply with the securities laws of certain states, if applicable, the securities offered by this prospectus may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities offered by this prospectus may not be sold unless such securities have been registered or qualified for sale in these states or an exemption from registration or qualification is available and complied with.

Our common stock is currently traded on the Nasdaq Capital Market under the symbol “PPHM.”

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Snell & Wilmer LLP, Costa Mesa, California, counsel to Peregrine Pharmaceuticals, Inc. Certain legal matters will be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended April 30, 2006, and management’s assessment of the effectiveness of our internal control over financial reporting as of April 30, 2006, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement.  Our financial statements and schedule and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE TO LEARN MORE ABOUT US

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, relating to the securities being offered by this prospectus. For further information pertaining to our securities being offered by this prospectus, reference is made to such registration statement. This prospectus constitutes the prospectus we filed as a part of the registration statement and it does not contain all information in the registration statement, certain portions of which have been omitted in accordance with the rules and regulations of the SEC. In addition, we are subject to the informational requirements of the Securities Exchange Act of 1934, and, in accordance with such requirements, files reports, proxy statements and other information with the SEC relating to its business, financial statements and other matters. Reports and proxy and information statements filed under Section 14(a) and 14(c) of the Securities Exchange Act of 1934 and other information filed with the SEC as well as copies of the registration statement can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street N.E., Washington, D.C. 20549, and at the SEC's Midwest Regional Offices at 500 West Madison Street, Chicago, Illinois 60606. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be obtained electronically by visiting the SEC’s web site on the Internet at http://www.sec.gov. Our common stock is traded on the Nasdaq Capital Market under the symbol “PPHM.” Reports, proxy statements and other information concerning our Company may be inspected at the National Association of Securities Dealers, Inc., at 1735 K Street, N.W., Washington D.C 20006.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus the documents we file with them, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus, and information that we file later with the Commission automatically updates and supersedes any information in this prospectus. We have filed the following documents with the Commission. These documents are incorporated by reference as of their respective dates of filing:

1.	our Annual Report on Form 10-K for the fiscal year ended April 30, 2006, as filed with the Commission on July 14, 2006, under Section 13(a) of the Securities Exchange Act of 1934;

2.	our Quarterly Reports on Form 10-Q for the quarters ended July 31, 2006 and October 31, 2006 filed with the Commission on September 11, 2006 and December 8, 2006, respectively;

3.	our Current Reports on Form 8-K as furnished to the Commission on July 24, 2006, September 11, 2006, November 14, 2006 and December 8, 2006,

4.	our Definitive Proxy Statement with respect to the Annual Meeting of Stockholders held on October 24, 2006, as filed with the Commission on August 28, 2006;

5.
the description of our common stock contained in our Registration Statement on Form 8-A and Form 8-B (Registration of Successor Issuers) filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description;

6.
the description of our preferred stock purchase rights contained in our Form 8-A filed under the Securities Exchange Act of 1934 on March 17, 2006, including any amendment or report filed for the purpose of updating such descriptions; and

7.	all other reports filed by us under Section 13(a) of 15(d) of the Securities Exchange Act of 1934 since the end of our fiscal year ended April 30, 2006.

All documents we have filed with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the initial registration statement and prior to the effective date of the registration statement or subsequent to the date of this prospectus and prior to the filing of a post-effective amendment indicating that all securities offered have been sold (or which re-registers all securities then remaining unsold), are deemed to be incorporated in this prospectus by this reference and to be made a part of this prospectus from the date of filing of such documents.

We will provide, without charge, upon written or oral request of any person to whom a copy of this prospectus is delivered, a copy of any or all of the foregoing documents and information that has been or may be incorporated in this prospectus by reference, other than exhibits to such documents. Requests for such documents and information should be directed to Attention: Paul J. Lytle, Chief Financial Officer, 14272 Franklin Avenue, Tustin, California 92780-7017, telephone number (714) 508-6000. See also “Where to Learn More About Us.”

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify our directors and officers and may indemnify our employees and other agents to the fullest extent permitted by law. We believe that indemnification under our Bylaws covers at least negligence and gross negligence by indemnified parties, and permits us to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. We have liability insurance for our directors and officers.

In addition, our Certificate of Incorporation provides that, under Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty as a director to us and our stockholders. This provision in the Certificate of Incorporation does not eliminate the directors’ fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to our Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Provisions of our Bylaws require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to our best interests) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors’ insurance if available on reasonable terms. To the extent that indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our Company as discussed in the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable. We believe that our Certificate of Incorporation and Bylaw provisions are necessary to attract and retain qualified persons as directors and officers.

We have in place a directors’ and officers’ liability insurance policy that, subject to the terms and conditions of the policy, insures our directors and officers against losses arising from any wrongful act (as defined by the policy) in his or her capacity as a director or officer. The policy reimburses us for amounts, which we lawfully indemnify or is required or permitted by law to indemnify its directors and officers.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

ABOUT THIS PROSPECTUS	1	Common Stock
OUR BUSINESS	1
RISK FACTORS	4
FORWARD-LOOKING STATEMENTS	15
USE OF PROCEEDS	15
DESCRIPTION OF COMMON STOCK	15
PLAN OF DISTRIBUTION	16
LEGAL MATTERS	17
EXPERTS	17
WHERE TO LEARN MORE ABOUT US	17
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	18	Prospectus
DISCLOSURE OF COMMISSION
POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES	19

		Dated: January 23, 2007